Exhibit 99.1

News Release Contact: Michael Stivala President P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973.503.9395

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Pricing of Public Offering of Senior Notes

Whippany, New Jersey, May12, 2014— Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today the pricing of its public offering of $525 million aggregate principal amount of 5.50% senior notes due 2024, at par. Suburban Energy Finance Corp., a wholly-owned direct subsidiary of Suburban, is the co-issuer of the notes. The sale of the notes is expected to close on May 27, 2014.

The notes will bear interest at a rate of 5.50% per year and mature on June 1, 2024. Before June 1, 2017, Suburban may redeem up to 35% of the aggregate principal amount of outstanding notes with the net proceeds from certain offerings of its common units at a redemption price equal to 105.500% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Interest on the notes will be payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2014. On or after June 1, 2019, Suburban may redeem the notes subject to applicable redemption premiums. In addition, prior to June 1, 2019 Suburban may redeem the notes at a “make whole” premium.

Suburban intends to use the net proceeds from the offering, along with cash on hand, to fund a cash tender offer for any and all of its $496.6 million of outstanding indebtedness under its 7.50% senior notes due 2018 (the “2018 Senior Notes”), including fees and expenses associated with the cash tender offer. Suburban launched a cash tender offer for its 2018 Senior Notes on May 12, 2014. To the extent the net proceeds of the offering exceed the purchase price for the amount of 2018 Senior Notes tendered in the tender offer, we intend to use the balance for general partnership purposes.

Wells Fargo Securities, LLC is acting as representative of the underwriters for the offering. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3 (File No. 333-195864), may be obtained from:

Wells Fargo Securities, LLC

Attn: Client Support

550 South Tryon Street

7th Floor MAC D1086-070

Charlotte, NC 28202

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

An electronic copy of the prospectus supplement and the accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

The notes are being offered pursuant to an effective registration statement that Suburban previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3 (File No. 333-195864).

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. Suburban serves the energy needs of approximately 1.2 million residential, commercial, industrial and agricultural customers through more than 750 locations in 41 states.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. These risks are further described in Suburban’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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